EXHIBIT 21.1


                            INDUS INTERNATIONAL, INC.

                              LIST OF SUBSIDIARIES


   NAME OF SUBSIDIARY (AND DOING BUSINESS AS)            STATE OF INCORPORATION
   ------------------------------------------            ----------------------

Indus Group North America, Inc.                          California
Indus Foreign Sales Corporation                          U.S. Virgin Islands
TSW International, Ltd.                                  United Kingdom
TSW International, S.A.                                  France
TSW International Pty Ltd.                               Australia
TSW International Software Pte. Ltd.                     Singapore